International Lease Finance Corporation
With Maturities of 9 Months or More from Date of Issue

Registration No.		333-100340
Filed Pursuant to Rule		424 (b) (3)
Pricing Supplement No.		9
(To Prospectus dated April 15, 2003 and Prospectus Supplement dated April 15, 2003)
The date of this Pricing Supplement is			July 7, 2003
Trade Date:	07/07/03		Issue Date:	07/10/03

CUSIP Number	Stated Interest Rate per Annum	Maturity Date	Interest Payment Frequency	First Interest Payment Date	Subject to Redemption	Redemption Date and Terms
45974EAY2	3.00%	09/15/07	Semi-Annual	09/15/03	No	N/A
45974EAZ9	3.35%	09/15/08	Quarterly	09/15/03	No	N/A
45974EBA3	3.65%	09/15/09	Quarterly	09/15/03	No	N/A
						[Additional columns below]

[Continued from above, first column repeated]
CUSIP Number	Aggregate Principal Amount	Price to Public	Discounts and Commissions	Net Proceeds to Issuer	Maximum Reallowance	Survivor*s Option	OID Note	Other Material Terms
45974EAY2	$4,362,000	100%	0.70%	$4,331,466.00	$1.50	Yes	No	N/A
45974EAZ9	$2,165,000	100%	0.975%	$2,143,891.25	$1.50	Yes	No	N/A
45974EBA3	$2,070,000	100%	1.20%	$2,045,160.00	$1.75	Yes	No	N/A
All notes described in this Pricing Supplement are issued in U.S. Dollars with Authorized Denominations of $1,000 and integral multiples thereof.